UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 3, 2026
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STEM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Post Oak Boulevard, Suite 560, Houston, Texas 77056
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stem, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders on June 3, 2026 (the “2026 Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2026 (the “Proxy Statement”):

Proposal 1:    to elect the three Class II director nominees named in the Proxy Statement, to serve until the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

Proposal 2:    to approve an amendment and restatement of the Amended and Restated Stem, Inc. 2024 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance by 425,000 shares and to extend the Plan term;

Proposal 3:    to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers; and

Proposal 4:    to ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

At the 2026 Annual Meeting, a total of 4,532,097 shares of the Company’s common stock entitled to vote, or approximately 53% of the total shares entitled to vote, were present or represented by proxy.

Proposal 1 – Election of Directors. All of the Class II director nominees were elected to serve until the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ira Birns	1,977,507	65,263	2,489,327
Adam E. Daley	1,852,248	190,522	2,489,327
Anil Tammineedi	1,827,044	215,726	2,489,327

Proposal 2 – Approval of an Amendment and Restatement of the Plan. Stockholders approved the amendment and restatement of the Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,645,467	387,942	9,361	2,489,327

Proposal 3 – Non-Binding, Advisory Approval of the Compensation of the Company’s Named Executive Officers. Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,891,571	128,692	22,507	2,489,327

Proposal 4 – Ratification of RSM US LLP as the Company’s Independent Auditor for 2026. Stockholders ratified the selection of RSM US LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,330,718	148,533	52,846	—

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As reported above, at the 2026 Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Plan to increase the number of shares available for issuance by 425,000 shares and to extend the Plan term (as so amended and restated, the “Second A&R Plan”).

For additional information regarding the Second A&R Plan, please refer to the heading “Plan Summary” contained in Proposal 2 of the Proxy Statement.

The foregoing description and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Second A&R Plan, a copy of which is filed hereto as Exhibit 10 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10	Stem, Inc. Second Amended and Restated 2024 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: June 3, 2026	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Secretary
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